UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2026, PTC Therapeutics, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2026. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 2.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2026, the Company appointed Hege Sollie-Zetlmayer to its board of directors (the “Board”), effective immediately, filling a vacancy on the Board. Ms. Sollie-Zetlmayer will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2028.

Ms. Sollie-Zetlmayer has 30 years of experience in the biopharmaceutical and medical device industry, including the last eight with PTC Therapeutics, Inc. Ms. Sollie-Zetlmayer joined the Company in June 2018 as VP Human Resources Europe, Asia Pacific, and became VP Global Talent Management & Global HR Business Partners in November 2018, SVP, Global Human Resources in November 2020 and Chief Human Resources Officer from November 2023, a role she held until her retirement in June 2026. She serves as a director of PTC Therapeutics International Limited, our international headquarters and indirect wholly owned subsidiary, and previously served as a director of PTC Therapeutics Switzerland GmbH, our indirect wholly owned subsidiary. Ms. Sollie-Zetlmayer founded and manages HSZ Consulting GmbH, an executive advisory company, and previously served as the first female chairman of the Norwegian Medical Device Association. Ms. Sollie-Zetlmayer studied Human Resources at the Norwegian School of Business BI in Oslo and holds a certificate from Wharton Executive Education in Corporate Governance.

In connection with Ms. Sollie-Zetlmayer’s appointment to the Board, she will be entitled to compensation in accordance with the Company’s outside director compensation policy, under which each non-employee director receives a base annual retainer of $50,000 per year for service as a Board member. The Company will also reimburse Ms. Sollie-Zetlmayer for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which she serves.

In addition, in accordance with the Company's outside director equity compensation policy, the Company granted Ms. Sollie-Zetlmayer, pursuant to the Company’s Amended and Restated 2013 Long-Term Incentive Plan, (i) an “initial director equity grant” consisting of 3,475 stock options to purchase shares of the Company’s common stock, which vest equally on a monthly basis over 36 months beginning on the one month anniversary of the grant date and 4,000 restricted stock units, which shares underlying such restricted stock units vest in three equal annual installments commencing on July 28, 2027, and (ii) an “annual director equity grant”, pro-rated for the remainder of 2026, consisting of 1,738 stock options to purchase shares of the Company’s common stock, which vest in six equal monthly installments commencing on August 2, 2026, and 2,000 restricted stock units, with the shares underlying such restricted stock units vesting on January 2, 2027. Beginning in 2027, Ms. Sollie-Zetlmayer will be eligible for equity award grants on the same terms as other continuing members of the Board.

There is no arrangement or understanding between Ms. Sollie-Zetlmayer and any other persons pursuant to which Ms. Sollie-Zetlmayer was elected as a director. In addition, Ms. Sollie-Zetlmayer is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company will host a conference call on July 30, 2026 at 4:30 p.m. eastern time, as previously announced. During this call the Company expects to review financial results for the quarter ended June 30, 2026, as well as other corporate highlights and updates. Instructions on how to access the conference call are included in the press release furnished as Exhibit 99.1 hereto.

The information in this Report (including Items 2.02 and 7.01 and Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. All website addresses given in this Report or incorporated herein by reference are for information only and are not intended to be an active link or to incorporate any website information into this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 30, 2026 issued by PTC Therapeutics, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: July 30, 2026	By:	/s/ Pierre Gravier
	Name:	Pierre Gravier
	Title:	Chief Financial Officer